EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Lightbridge Signs Cooperative R&D Agreement with the U.S. Department of Energy’s Gateway for Accelerated Innovation in Nuclear (GAIN) Program

Second CRADA Set to Further Advance Lightbridge Fuel™ Development Efforts

RESTON, Va. – July 19, 2021 – Lightbridge Corporation (“Lightbridge,” or the “Company”) (NASDAQ: LTBR), an advanced nuclear fuel technology company, is pleased to announce that it has executed a Cooperative Research and Development Agreement (CRADA) with the Battelle Memorial Institute, Pacific Northwest Division, the operating contractor of the Pacific Northwest National Laboratory (PNNL), in collaboration with the U.S. Department of Energy (DOE). The principal goal of this agreement is to advance a critical stage in the manufacturing process of Lightbridge Fuel™ by demonstrating a casting process using depleted uranium-zirconium material. The total project value of the CRADA is approximately $663,000, with three-quarters of this amount funded by DOE for the scope performed by PNNL.

Seth Grae, President & CEO of Lightbridge Corporation, commented, “We are excited to kick off our second R&D initiative through the DOE and the GAIN program. The GAIN program continues to be a superb opportunity for Lightbridge to partner with the US government to gain access to world-class personnel and facilities. Partnering with the GAIN program enables us to save the high costs of time and capital to create these experiments ourselves while retaining our intellectual property and fast-tracking our R&D efforts. We hope to further our efforts to partner with the DOE and the US government in advancing US nuclear technology development, which in combination with renewables helps address climate change and ensure the U.S. maintains a global leadership position in nuclear technology.”

Ali Zbib, Manager of Nuclear Power Systems at PNNL stated, “The partnership with Lightbridge will leverage PNNL’s capabilities and expertise in nuclear fuels, particularly in advanced uranium alloy casting to advance their Lightbridge Fuel™ technology.”

About Lightbridge Corporation

Lightbridge (NASDAQ: LTBR) is an advanced nuclear fuel technology development company positioned to enable carbon-free energy applications that will be essential in preventing climate change. The Company is developing Lightbridge Fuel™, a proprietary next-generation nuclear fuel technology for Small Modular Reactors, as well as existing light-water reactors, which significantly enhances reactor safety, economics, and fuel proliferation resistance. To date, Lightbridge has been awarded twice by the U.S. Department of Energy’s Gateway for Accelerated Innovation in Nuclear program to support development of Lightbridge Fuel™. Lightbridge’s innovative fuel technology is backed by an extensive worldwide patent portfolio. Lightbridge is included in the Russell Microcap® Index. For more information, please visit: www.ltbridge.com.

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Forward Looking Statements

With the exception of historical matters, the matters discussed herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the timing and outcome of research and development activities, other steps to commercialize Lightbridge Fuel™ and future governmental support and funding for nuclear energy. These statements are based on current expectations on the date of this news release and involve a number of risks and uncertainties that may cause actual results to differ significantly from such estimates. The risks include, but are not limited to: the Company’s ability to commercialize its nuclear fuel technology; the degree of market adoption of the Company's product and service offerings; the Company’s ability to fund general corporate overhead and outside research and development costs; market competition; our ability to attract and retain qualified employees; dependence on strategic partners; demand for fuel for nuclear reactors, including small modular reactors; the Company's ability to manage its business effectively in a rapidly evolving market; the availability of nuclear test reactors and the risks associated with unexpected changes in the Company’s fuel development timeline; the increased costs associated with metallization of our nuclear fuel; public perception of nuclear energy generally; changes in the political environment; risks associated with the further spread of COVID-19, including the ultimate impact of COVID-19 on people, economies, and the Company’s ability to access capital markets; changes in the laws, rules and regulations governing the Company’s business; development and utilization of, and challenges to, our intellectual property; risks associated with potential shareholder activism; potential and contingent liabilities; as well as other factors described in Lightbridge's filings with the  Securities and Exchange Commission. Lightbridge does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise, except as required by law. Readers are cautioned not to put undue reliance on forward-looking statements.

A further description of risks and uncertainties can be found in Lightbridge’s Annual Report on Form 10-K for the fiscal year ended December 31st, 2020, and in its other filings with the Securities and Exchange Commission, including in the sections thereof captioned “Risk Factors” and “Forward-Looking Statements”, all of which are available at http://www.sec.gov/ and www.ltbridge.com.

Investor Relations Contact:

Matthew Abenante, IRC

Director of Investor Relations

Tel: +1 (646) 828-8710
ir@ltbridge.com

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